Exhibit 10.1


                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

     This settlement agreement and release (the "Agreement') is entered into this 29th day of September, 2004 among the following:

      "Horizon"           Horizon Blue Cross Blue Shield of New Jersey ("HBCBS")
                          and its affiliates, parents, subsidiaries,  successors
                          and  predecessors,  and all of its  past  and  current
                          employees,  agents, attorneys,  officers and directors
                          (collectively,  "HBCBS-Related  Entities"),  except in
                          each case to the extent that any such person's  status
                          as  a   HBCBS-Related   Entity   arises   directly  or
                          indirectly from any affiliation between HBCBS and CareAdvantage, Inc.;

      "CareAdvantage"     CareAdvantage,   Inc.   ("CAI"),   its   affiliates,
                          parents,  subsidiaries,  successors, and predecessors,
                          and all of its past  and  current  employees,  agents,
                          attorneys,   officers  and  directors,   (collectively
                          "CAI-Related  Entities"),  except  in each case to the
                          extent that any such person's  status as a CAI-Related
                          Entity  arises   directly  or   indirectly   from  any
                          affiliation between HBCBS and CAI, together with the following persons in their individual capacities and as officers, directors and holders of equity or other interests in CAI or any CAI-Related entity: Dennis
                          Mouras, David Noone and David McDonnell.

     Horizon and CareAdvantage may be referred to herein singly as "a Party" or jointly as "the Parties."

     WHEREAS,  CAI  instituted  an  action  in the New  Jersey  Superior  Court,
Middlesex County, captioned CareAdvantage, Inc. v. Horizon Blue Cross Blue Shield of New Jersey, Docket No. MID-L-1690-03 (the "Action");

     WHEREAS, the Parties have agreed to settle and resolve the claims described herein pursuant to the terms of the Agreement;

     WHEREAS, the Parties having weighed the risks, burdens and costs of continued litigation, and without making or implying any admissions or concessions as to their relative positions in the Action or any alleged liability or wrongdoing or breach of contract, have determined that full, final and amicable settlement and resolution of their differences on the

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terms and conditions set forth herein is in the best interests of all parties;

     WHEREAS, CareAdvantage agrees that it will not seek anything further including but not limited to any other payment from Horizon;

     NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties agree and intend to be legally bound as follows:

     1. Cash Payment. HBSBC agrees to pay to CAI the sum of Five Hundred Thousand Dollars ($500,000.00) within five (5) days of receiving fully executed copies of this Agreement and the Waiver and Consent executed by CW Ventures II, L.P.

     2. Stock Transfer. Horizon agrees to assign and transfer to CAI all right, title and interest in and to all 53,394,820 shares of common stock, par value $0.001 per share, of CAI (the "Stock"), such shares representing all of the outstanding shares of common stock of CAI owned by Horizon or any affiliated entity, by delivering fully-endorsed certificates for all of the Stock to CAI within five (5) days of receiving fully executed copies of this Agreement and the Waiver and Consent executed by CW Ventures II, L.P.

     3. Resignation of HBCBS-Nominated CAI Board Members. HBCBS shall procure and deliver to CAI the resignations of the HBCBS-nominated members of the CAI Board of Directors, Patrick J. Geraghty and Christine L. Nelson, within five (5) days of receiving fully executed copies of this Agreement and the Waiver and Consent executed by CW Ventures II, L.P.

     4. Mutual Release and Waiver of Claims. For and in consideration of the obligations assumed by the Parties in this Agreement, the Parties hereby release, relinquish and forever discharge the Parties, their affiliates, parents, subsidiaries, successors, and predecessors, and all of their past and

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current employees,  agents,  attorneys,  officers and directors,  as well as any other persons, from any and all claims, liens, demands, obligations, actions, causes of actions, counts, damages, liabilities, losses, fees, costs or
expenses,   of  any  nature  whatsoever,   known  or  unknown,   ascertained  or
unascertained, suspected or unsuspected, existing or claimed to exist, from the beginning of time to the date of the signing of this Agreement, including, but not limited to, all claims and/or potential causes of action arising out of, asserted in, or in any way related to the Action. This includes any claims or potential causes of action from the beginning of time to the date of the signing of this Agreement that may or may not be deemed to be encompassed by the entire controversy doctrine. Notwithstanding anything herein to the contrary, this Release shall not apply to any claims or potential causes of action related to health insurance coverage or other employee benefits provided by Horizon to CareAdvantage employees. CAI acknowledges and agrees that the payment made to it represents settlement of and extinguishes all of CAI's claims against Horizon, including, but not limited to, compensatory and punitive damages, and any claim for costs or attorney's fees. Nothing herein shall be deemed to limit any party's right to seek enforcement of the terms of this Agreement.

     5. Contingent Reimbursement of HBCBS-Nominated CAI Board Members' Attorneys' Fees. To the extent that an HBCBS-nominated CAI Board Member is not covered by CAI's Directors and Officers liability insurance coverage for his or her acts and omissions as a member of the CAI Board, and only in the event that
(i) a claim, or suit or proceeding is brought as a shareholder derivative action or otherwise, against CAI or any HBCBS-nominated CAI Board Member based on, related to or arising out of any claim, alleging that any HBCBS-nominated CAI Board Member in any manner whatsoever breached his or her fiduciary responsibilities as a director of the CAI Board and (ii) the HBCBS-nominated CAI Board Member is a prevailing party in such a claim, suit or proceeding by

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obtaining a judgment,  order or ruling that his/her actions as a director of the
CAI Board were proper, then CAI agrees to reimburse such HBCBS-nominated CAI Board Member for the reasonable attorneys' fees incurred by the HBCBS-nominated CAI Board Member in defending against such claim, suit or proceeding.

     6. Binding Effect. This Agreement and the releases contained herein are binding upon and shall inure to the benefit of anyone who succeeds to the rights, interests or responsibilities of the Parties.

     7. Confidentiality of Agreement. To the extent provided by law, the Parties shall not directly or indirectly disseminate the terms of this Agreement to any person or entity not a Party to this Agreement, except (a) by written agreement of the Parties, (b) pursuant to a valid court order or subpoena, and (c) as required by law as determined in the reasonable judgment of a Party's counsel.

     8. Enforceability. If a court rules that any provision of this Agreement is not enforceable in the manner set forth in this Agreement, that provision should be enforceable to the maximum extent possible under applicable law and should be reformed accordingly. If a court rules that any provision of this Agreement is invalid or unenforceable, that ruling shall not affect the validity or enforceability of the other portions of this Agreement.

     9. Non-waiver. In the event either Party violates any provision of this Agreement, the failure of the other Party to enforce any of its rights at that time shall not constitute a waiver by the other Party of the right to enforce any provision of this Agreement at any time.

     10. Entire Agreement. This Agreement constitutes the complete agreement and understanding of the Parties, supersedes any prior agreements or understandings of the Parties (whether oral or written) and may be amended only in a writing signed by the Parties.


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     11.  Amendment.  This  Agreement  cannot  be  amended,  except by a written document signed by the Party against whom enforcement of any such amendment is sought.

     12. Full Understanding. The Parties acknowledge that they have thoroughly reviewed and discussed all aspects of this Agreement with their attorneys, that they have carefully read and fully understand all of the provisions of this Settlement Agreement, and that they are voluntarily entering into this agreement.

     13. Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of New Jersey, without regard to its principles of conflicts of law. This Agreement has been jointly drafted and no provision shall be construed against a Party because that Party or its attorneys drafted that provision. Any action relating to this Agreement shall be filed in New Jersey.

     14. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     15. Construction of Agreement. Should any provision of this Agreement require interpretation or construction, it is agreed by the Parties that the entity interpreting or construing this Agreement shall not apply a presumption that the provisions hereof shall be more strictly construed against one Party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the Agreement, it being agreed that the Parties have participated in the preparation of all provisions of this Agreement.

     16. Representations. Each individual signing this Agreement in a representative capacity represents and warrants that (a) he or she is an authorized representative of the entity for which he or she has signed and (b)

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has the power and  authority to bind the entity they  represent  and (c) is duly authorized to enter into and execute this  Agreement.

     17. Dismissal of Claims. The Parties shall dismiss with prejudice any and all claims, cases, or charges related to the Action within five (5) days after the execution of this Agreement. Each Party will bear its own costs and legal fees for the Action.

     18. No Admission of Liability. Nothing in this Agreement shall be construed as an admission of liability on behalf of any Party as it was entered for the sole purpose of avoiding further costs of litigation.

     The Parties signify their entry into this Agreement by signing below.


                                                CareAdvantage, Inc.



Dated:   Sept. 29, 2004                     By: /s/ Dennis J. Mouras
         --------------                         --------------------------------
                                                Dennis Mouras
                                                President and CEO


STATE OF NEW JERSEY                 )
                                      :SS.:
COUNTY OF MIDDLESEX                 )


     On September 29, 2004, before me personally came Dennis Mouras, who, by me duly sworn, did depose and say that deponent is the President and CEO of CareAdvantage, Inc., the company described herein, and which executed the foregoing Agreement, and that he is duly authorized to execute the foregoing Agreement on behalf of CareAdvantage, Inc.


                                 /s/ Glenda Cooper
                                 ------------------
                                     Notary Public




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Dated:   Sept. 29, 2004                     By: /s/ Dennis J. Mouras
         --------------                         --------------------------------
                                                Dennis Mouras



STATE OF NEW JERSEY                 )
                                       :SS.:
COUNTY OF MIDDLESEX                 )

     On September 29, 2004, before me personally came Dennis Mouras who, by me duly sworn, did depose and say and acknowledge to my satisfaction that that deponent is named in and personally signed this document and signed, sealed and delivered this document as his act and deed.


                               /s/ Glenda Cooper
                               ------------------
                                  Notary Public



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Dated:   9/28/2004                          By: /s/ David Noone
         ---------                              --------------------------------
                                                David Noone


STATE OF CONNECTICUT                )
                                       :SS.:Bethel
COUNTY OF FAIRFIELD                 )

     On September 28, 2004, before me personally came David Noone who, by me duly sworn, did depose and say and acknowledge to my satisfaction that that deponent is named in and personally signed this document and signed, sealed and delivered this document as his act and deed.


                               /s/
                               ---------------------------------------
                               Notary Public



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Dated:   9-28-2004                          By: /s/ David McDonnell
         ---------                              --------------------------------
                                                David McDonnell



STATE OF PENNSYLVANIA      )
                               :SS.:
COUNTY OF MONTGOMERY       )

     On September 28, 2004, before me personally came David McDonnell who, by me duly sworn, did depose and say and acknowledge to my satisfaction that that deponent is named in and personally signed this document and signed, sealed and delivered this document as his act and deed.


                                  /s/ Linda Blum Kahn
                                  --------------------------------
                                  Notary Public



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                                                  Horizon Blue Cross Blue Shield
                                                  of New Jersey



Dated:   9/29/2004                          By: /s/ John W. Campbell
         ---------                              --------------------------------
                                                John W. Campbell,
                                                Senior Vice President,
                                                  General Counsel and Secretary


STATE OF NEW JERSEY        )
                              :SS.:
COUNTY OF ESSEX            )


     On September 29, 2004, before me personally came John W. Campbell, who, by me duly sworn, did depose and say that deponent is the Senior Vice President, General Counsel and Secretary of Horizon Blue Cross Blue Shield of New Jersey, the company described herein, and which executed the foregoing Agreement, and that he is duly authorized to execute the foregoing Agreement on behalf of Horizon Blue Cross Blue Shield of New Jersey


                                  /s/ Begona B. Cubeiro   2/29/04
                                  -------------------------------
                                  Notary Public